SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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TELEDYNE TECHNOLOGIES INCORPORATED

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(Name of Person(s) Filing Proxy Statement)
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Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, CA 90064-1021
March 9, 2006
Dear Stockholder:
      We are pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Teledyne Technologies Incorporated. The meeting will be held on Wednesday, April 26, 2006, beginning at 9:00 a.m. (Pacific Time), at the Company’s offices at 12333 West Olympic Boulevard, Los Angeles, California 90064-1021.
      This booklet includes the notice of meeting as well as the Company’s Proxy Statement.
      Enclosed with this booklet are the following:

•	Proxy or voting instruction card (including instructions for telephone and Internet voting).

•	Proxy or voting instruction card return envelope (postage paid if mailed in the U.S.).
      A copy of the Company’s 2005 Annual Report (which contains our Form 10-K) is also included.
      Please read the Proxy Statement and vote your shares as soon as possible. We encourage you to take advantage of voting by telephone or Internet as explained on the enclosed proxy or voting instruction card. Or, you may vote by completing, signing and returning your proxy or voting instruction card in the enclosed postage-paid envelope. It is important that you vote, whether you own a few or many shares and whether or not you plan to attend the meeting.
      If you are a stockholder of record and plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card so that you will be included on our admittance list for the meeting.
      Thank you for your investment in our Company. We look forward to seeing you at the 2006 Annual Meeting.
Sincerely,
Robert Mehrabian
Chairman, President and
Chief Executive Officer

TELEDYNE TECHNOLOGIES INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	April 26, 2006
TIME:	9:00 a.m. Pacific Time
PLACE:	Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, California 90064-1021
RECORD DATE:	March 6, 2006
AGENDA

1)	Election of a class of two directors for a three-year term;

2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006; and

3)	Transaction of any other business properly brought before the meeting.
STOCKHOLDER LIST
      A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 12333 West Olympic Boulevard, Los Angeles, California 90064-1021, for examination by any stockholder for any legally valid purpose.
ADMISSION TO THE MEETING
      Teledyne’s stockholders or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and you plan to attend the meeting, please mark the “WILL ATTEND” box on your proxy card so that you will be included on our admittance list for the meeting. If your shares are held through an intermediary, such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.
By Order of the Board of Directors,
John T. Kuelbs
Executive Vice President, General Counsel
and Secretary
March 9, 2006

PROXY STATEMENT

DEFINED TERMS
          In this Proxy Statement, Teledyne Technologies Incorporated is sometimes referred to as the “Company” or “Teledyne”. References to “ATI” mean Allegheny Technologies Incorporated, formerly known as Allegheny Teledyne Incorporated, the company from which we were spun off on November 29, 1999.

PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
VOTING PROCEDURES
Who May Vote
      If you were a stockholder at the close of business on March 6, 2006 you may vote at the Annual Meeting. On that day, there were 33,852,213 shares of our common stock outstanding.
      Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. Our Board of Directors requests your proxy so that your shares will count toward determination of the presence of a quorum and your shares can be voted at the meeting.
Methods of Voting
      All stockholders of record may vote by transmitting their proxy cards by mail. Stockholders of record can also vote by telephone or Internet. Stockholders who hold their shares through a bank or broker can vote by telephone or Internet if their bank or broker offers those options.

•	By Mail. Stockholders of record may complete, sign, date and return their proxy cards in the postage-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

•	By Telephone or Internet. Stockholders of record may vote by using the toll-free number or Internet website address listed on the proxy card. Please see your proxy card for specific instructions.
Revoking Your Proxy
      You may change your mind and revoke your proxy at any time before it is voted at the meeting by:

•	sending a written notice to the Secretary for receipt prior to the meeting that you revoke your proxy;

•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

•	attending the Annual Meeting and voting in person or by proxy (except for shares held in the employee benefit plan).
Voting By Employee Benefit Plan Participants
      Participants who hold common stock in the Teledyne Technologies Incorporated 401(k) Plan may tell the plan trustee how to vote the shares of common stock allocated to their accounts. You may either (1) sign and return the voting instruction card provided by the plan or (2) transmit your instructions by telephone or Internet. If you do not transmit instructions by 11:59 p.m. (Eastern Time), on April 21, 2006, your shares will not be voted by the plan trustee, except as otherwise required by law.
Voting Shares Held By Brokers, Banks and Other Nominees
      If you hold your shares in a broker, bank or other nominee account, you are a “beneficial owner” of our common stock. In order to vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee’s name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and, except as otherwise provided below, will be voted as instructed by the nominee holder.
Confidential Voting Policy
      We maintain a policy of keeping stockholder votes confidential.
BOARD COMPOSITION AND PRACTICES
Information and Meetings
      The Board of Directors directs the management of the business and affairs of the Company as provided in our Amended and Restated Bylaws and pursuant to the laws of the State of Delaware. Except for Dr. Robert Mehrabian, our Chairman, President and Chief Executive Officer, the Board is not involved in day-to-day operations. Members of the Board keep informed about our business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing information provided to them, and by participating in Board and committee meetings.
      We encourage, but do not require, that all our directors attend all meetings of the Board of Directors, all committee meetings on which the directors serve and the annual stockholders meeting. In 2005, the Board of Directors held nine meetings and acted two times by unanimous written consent. During 2005, all directors attended at least 75% of the aggregate number of meetings of the Board and the Board committees of which they were members. All of the then serving current directors attended the 2005 Annual Meeting of Stockholders.
Number of Directors
      The Board of Directors determines the number of directors, which under our Amended and Restated By-laws must consist of not less than four members and not more than 10 members. The Board has currently fixed the number at nine members, which number was so fixed in connection with the appointment of Kenneth C. Dahlberg to the Board on February 21, 2006. It will be reduced to eight members upon the retirement of Charles J. Queenan, Jr. at the 2006 Annual Meeting.

Director Terms
      The directors are divided into three classes and the directors in each class serve for a three-year term. The term of one class of directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.
Directors’ Retirement Policy
      On June 1, 2000, we adopted a retirement policy for directors. This policy, as amended, generally requires directors to retire at the Annual Meeting following their 75th birthday. This policy also requires a director to offer to tender his or her resignation if such director has a change in professional status. Charles J. Queenan, Jr. will be retiring at the 2006 Annual Meeting in accordance with this policy.
Executive Sessions
      Our non-management directors meet in executive session without management on a regularly scheduled basis. The Board has not formally designated a lead director. Committee chairs rotate as presiding director in such sessions.
CORPORATE GOVERNANCE
Director Independence
      In April 2005, our Nominating and Governance Committee assessed, and our Board of Directors determined, the independence of each director in accordance with the then existing rules of the New York Stock Exchange and the Securities and Exchange Commission. In order to comply with such items, our Nominating and Governance Committee considered various relationship categories including: whether the director is an employee, amount of stock ownership and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances. Our Nominating and Governance Committee and the Board also considered our relationship and the relationship of the director to ATI, from which we were spun-off in November 1999. See “Certain Transactions” at page 43. As a result, the Nominating and Governance Committee, followed by the Board, determined that each member of our Board of Directors did not have any material relationships with us and was thus independent, with the exception of Dr. Mehrabian, our Chairman, President and Chief Executive Officer. Our Nominating and Governance Committee and our Board considered the same items when it appointed Kenneth C. Dahlberg to the Board on February 21, 2006. In February 2006, our Board, after reviewing updated information, continues to determine that eight of our nine current directors are independent directors. The Board did consider that certain directors consider themselves to be social friends. The independent directors by name are: Robert P. Bozzone, Frank V. Cahouet, Charles Crocker, Kenneth C. Dahlberg, Simon M. Lorne, Paul D. Miller, Charles J. Queenan, Jr., and Michael T. Smith.

      The Nominating and Governance Committee, followed by the Board, also determined that each member of our Personnel and Compensation Committee is an “outside director” within the meaning of Rule 162(m) of the Internal Revenue Code and are “non-management directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
      All of the Board’s standing committees consist only of independent directors.
Corporate Governance and Ethics Guidelines
      At the time we first became a public company in 1999, our Board of Directors adopted many “best practices” in the area of corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and executive compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines. Our ethics and compliance guidelines for employees are contained in the Corporate Objectives and Guidelines for Employee Conduct. These guidelines apply to all our employees, including our principal executive, financial and accounting officers. Our employees receive periodic ethics training and follow-up questionnaires are distributed annually to various personnel in an effort to ensure compliance with these guidelines. It is our policy not to waive compliance with these guidelines. We also have a specialized code of ethics for financial executives that supplements the employee guidelines. In addition, we have ethics and compliance guidelines for our service providers.
      Our Board of Directors has adopted the Corporate Governance Guidelines. These Corporate Governance Guidelines were initially developed by our Nominating and Governance Committee and are reviewed at least annually by such Committee. These Corporate Governance Guidelines incorporate practices and policies under which our Board has operated since its inception, in addition to many of the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange. Some of the principal subjects covered by the Corporate Governance Guidelines include:

•	Director qualification standards.

•	Director responsibilities.

•	Director access to management and independent advisors.

•	Director compensation.

•	Director orientation and continuing education.

•	Management succession.

•	Annual performance evaluation of the Board and Committees.
      Copies of our Corporate Governance Guidelines, our Corporate Objectives and Guidelines for Employee Conduct, our codes of ethics for financial executives and service providers and our committee charters are available on our website at www.teledyne.com. If at any time you would like to receive a paper copy, free-of-charge, please write to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 12333 West Olympic Boulevard, Los Angeles, California 90064-1021.

Sarbanes-Oxley Disclosure Committee
      In September 2002, we formally constituted the Sarbanes-Oxley Disclosure Committee. Current members include: John T. Kuelbs, Executive Vice President, General Counsel and Secretary; Dale A. Schnittjer, Senior Vice President and Chief Financial Officer; Susan L. Main, Vice President and Controller; Ivars R. Blukis, Chief Business Risk Assurance Officer; Robyn E. McGowan, Vice President, Administration and Human Resources and Assistant Secretary; Melanie S. Cibik, Vice President, Associate General Counsel and Assistant Secretary; Shelley D. Green, Treasurer; Brian A. Levan, Director of External Financial Reporting and Assistant Controller; and Jason VanWees, Vice President, Corporate Development and Investor Relations. Among its tasks, the Disclosure Committee discusses and reviews disclosure issues to help us fulfill our disclosure obligations on a timely basis in accordance with SEC rules and regulations and is intended to be used as an additional resource for employees to raise questions regarding accounting, auditing, internal controls and disclosure matters.
      Since we became a public company in 1999, we have had a confidential Corporate Ethics/ Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Corporate Ethics/ Help line is available to all of our employees, as well as concerned individuals outside the company. The toll-free help line number is 1-877-666-6968.
      The receipt of concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee.
Communications with the Board
      Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our non-management directors may contact them through our Secretary, John T. Kuelbs, whose address is: Teledyne Technologies Incorporated, 12333 West Olympic Boulevard, Los Angeles, California 90064-1021.
ITEM 1 ON PROXY CARD — ELECTION OF DIRECTORS
       The Board of Directors has nominated for election this year the class of two incumbent directors whose terms expire at the 2006 Annual Meeting.
      The three-year term of the class of directors nominated and elected this year will expire at the 2009 Annual Meeting.
      The two individuals who receive the highest number of votes cast will be elected. Broker non-votes are not counted as votes cast.
      If you sign and return your proxy card, the individuals named as proxies in the card will vote your shares for the election of the two named nominees, unless you provide other instructions. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card. If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Board has no reason to believe that any nominee will be unable to serve.
      Background information about the nominees and continuing directors follows.

Nominees — Terms Expire at 2009 Annual Meeting (Class I)

Simon M. Lorne Vice Chairman and Chief Legal Officer of Millennium Partners L.P. Director since 2004 Age: 60	Simon M. Lorne is the Vice Chairman and Chief Legal Officer of Millennium Partners L.P., a hedge fund. From March 1999 to March 2004, prior to the time he became a Director, Mr. Lorne was a partner with Munger Tolles & Olson, LLP, a law firm whose services we have from time to time used. Mr. Lorne has also previously served as a Managing Director, with responsibility for Legal Compliance and Internal Audit, of Citigroup/ Salomon Brothers and as the General Counsel at the Securities and Exchange Commission in Washington D.C. Mr. Lorne is also a director of Opsware, Inc., a provider of data center automation software, and currently serves as co-director of Stanford Law School’s Directors College. Mr. Lorne is a member of our Audit Committee and our Nominating and Governance Committee.

Paul D. Miller Retired Chairman of the Board of ATK Director since 2001 Age: 64	Paul D. Miller was the Chairman of the Board of ATK (Alliant Techsystems, Inc.), an advanced weapon and space systems company, until April 1, 2005. From January 1999 until October 2003, he had also been Chief Executive Officer of ATK. Prior to retirement from the U.S. Navy in 1994, Admiral Miller served as Commander-in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander — Atlantic. He is also a director of Donaldson Company, Inc., a filtration solutions company, and Anteon International Corporation, an information technology and systems engineering solutions company. Mr. Miller is a member of our Audit Committee and our Nominating and Governance Committee.

Continuing Directors — Terms Expire at 2007 Annual Meeting (Class II)

Charles Crocker Chief Executive Officer of the Custom Sensors Division of Schneider Electronics Director since 2001 Age: 67	Charles Crocker is the Chief Executive Officer of the Custom Sensors Division of Schneider Electronics. Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 5, 2005, when it was acquired by Schneider Electronics. Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc. Mr. Crocker also serves as the Chairman of Crocker Capital, a private investment company and as a director of Franklin Resources, Inc. and its subsidiary Fiduciary Trust International. Mr. Crocker is a member of our Personnel and Compensation Committee and our Nominating and Governance Committee.

Robert Mehrabian Chairman, President and Chief Executive Officer of the Company Director since 1999 Age: 64	Robert Mehrabian is our Chairman, President and Chief Executive Officer. He has been our President and Chief Executive Officer since its formation in 1999. He became Chairman of the Board on December 14, 2000. Prior to the spin-off of the Company by ATI in November 1999, Dr. Mehrabian was the President and Chief Executive Officer of ATI’s Aerospace and Electronics segment since July 1999 and had served ATI in various senior executive capacities since July 1997. Before joining ATI, Dr. Mehrabian served as President of Carnegie Mellon University. He is also a director of Mellon Financial Corporation and PPG Industries, Inc.

Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation Director since 2001 Age: 62	Michael T. Smith is the retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. He had been elected to those positions in October 1997. Mr. Smith is also a director of Alliant Techsystems Inc., Ingram Micro Corporation, a technology sales, marketing and logistics company, FLIR Systems, Inc., which produces infrared cameras, thermal imaging software, and temperature measurement devices, and Anteon International Corporation. Mr. Smith is the chair of our Nominating and Governance Committee and is a member of our Personnel and Compensation Committee.

Continuing Directors — Terms Expire at 2008 Annual Meeting (Class III)

Robert P. Bozzone Former Chairman of Allegheny Technologies Incorporated Director since 1999 Age: 72	Robert P. Bozzone was Chairman of ATI until May 6, 2004. From December 2000 through June 2001, he was Chairman, President and Chief Executive Officer of ATI. Mr. Bozzone had been Vice Chairman of the Board of ATI since August 1996. He had served as Vice Chairman of Allegheny Ludlum Corporation, a subsidiary of ATI, since August 1994 and previously was President and Chief Executive Officer of Allegheny Ludlum. He is also a director of ATI, Water Pik Technologies, Inc., a manufacturer of swimming pool and healthcare products, and DQE, Inc., whose principal subsidiary is Duquesne Light Company. Mr. Bozzone is a member of our Audit Committee and our Personnel and Compensation Committee.

Frank V. Cahouet Retired Chairman and Chief Executive Officer of Mellon Financial Corporation Director since 1999 Age: 73	Frank V. Cahouet served as the Chairman, President and Chief Executive Officer of Mellon Financial Corporation, a bank holding company, and Mellon Bank, N.A., prior to his retirement on December 31, 1998. He is also a director of Korn Ferry International, a provider of recruiting services, Saint-Gobain Corporation, a manufacturer of glass, ceramics, plastics and cast iron, and Avery Dennison Corporation, a pressure sensitive technology and self-adhesive solutions company. Mr. Cahouet is Chair of our Audit Committee and a member of our Nominating and Governance Committee.

Kenneth C. Dahlberg Chairman, Chief Executive Officer and President of Science Applications International Corporation Director since 2006 Age: 61	Kenneth C. Dahlberg is the Chairman, Chief Executive Officer and President of Science Applications International Corporation (often called “SAIC”), a research and engineering firm, specializing in information systems and technology. Prior to joining SAIC, Mr. Dahlberg served as executive vice president of General Dynamics where he was responsible for its Information Systems and Technology Group. Mr. Dahlberg is a member of our Personnel and Compensation Committee and our Audit Committee.

Retiring Director — Term Expires at 2006 Annual Meeting

Charles J. Queenan, Jr Senior Counsel, Kirkpatrick & Lockhart Nicholson Graham LLP Director since 1999 Age: 75	Charles J. Queenan, Jr. is Senior Counsel to Kirkpatrick & Lockhart Nicholson Graham LLP (formerly known as Kirkpatrick & Lockhart LLP), attorneys-at-law. Prior to his retirement on December 31, 1995, he was a partner of that firm. He is also a director of Water Pik Technologies, Inc. and Crane Co., a manufacturer of engineered industrial products. Mr. Queenan is Chair of our Personnel and Compensation Committee and a member of our Audit Committee.
The Board of Directors Recommends
a Vote for the Election of the Two Nominees.
COMMITTEES OF OUR BOARD OF DIRECTORS
       Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Personnel and Compensation Committee. From time to time, our Board of Directors may establish other committees.
Audit Committee
      The members of the Audit Committee are:

Frank V. Cahouet, Chair
Robert P. Bozzone
Kenneth C. Dahlberg
Simon M. Lorne
Paul D. Miller
Charles J. Queenan, Jr.

The Audit Committee held seven meetings in 2005.
      The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and the independence of our independent auditor, and the performance of our internal audit function and independent auditor. As provided in its charter, the Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of our independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The Audit Committee has been designated as the “qualified legal compliance committee.” In carrying out its responsibilities, the Audit Committee undertakes to do many things, including:

•	Retain and approve the terms of the engagement and fees to be paid to the independent auditor.

•	Evaluate the performance of the independent auditor.

•	Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and us.

•	Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any management letter provided by the independent auditor and our response to that letter.

•	Review our annual audited financial statements and the report thereon and quarterly unaudited financial statements with the independent auditor and management prior to publication of such statements.

•	Discuss with management the earnings press releases (including the type of information and presentation of information).

•	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of our financial statements.

•	Meet periodically with management to review our financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review with our General Counsel legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.
      The Audit Committee charter provides that our senior internal auditing executive reports directly and separately to the Chair of the Audit Committee and Chief Executive Officer. As required by the charter, our Audit Committee also has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. See “Corporate Governance — Sarbanes-Oxley Disclosure Committee” at page 5. A copy of the amended and restated Audit Committee Charter is attached to this Proxy Statement as Annex A.
      The Audit Committee meets the size, independence and experience requirements of the New York Stock Exchange, including the enhanced independence requirements for Audit Committee members under Exchange Act Rule 10A-3. The Board of Directors has determined that Frank V. Cahouet is an “audit committee financial expert” within the meaning of the SEC regulations and all of the members are “independent” under the New York Stock Exchange listing standards. Our Corporate Governance Guidelines provides that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Any such determination must be disclosed in the annual proxy statement. Besides our Audit Committee, each of Admiral Miller, Mr. Queenan and Mr. Smith simultaneously serve on the audit committee of two other public companies and each of Mr. Lorne, Mr. Cahouet and Mr. Crocker simultaneously serves on the audit committee of one other public company.
      The report of the Audit Committee is included under “Item 2 on Proxy Card — Ratification of Appointment of Independent Registered Public Accounting Firm” at page 16.

Nominating and Governance Committee
      The members of the Nominating and Governance Committee are:

Michael T. Smith, Chair
Frank V. Cahouet
Charles Crocker
Simon M. Lorne
Paul D. Miller
      The Nominating and Governance Committee held four meetings in 2005.
      The Nominating and Governance Committee undertakes to:

•	Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of stockholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by our stockholders.

•	Develop and recommend to the Board of Directors corporate governance guidelines.

•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.

•	Oversee the annual process of evaluation of the performance of our Board of Directors and committees.

•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.

•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.

•	Administer our formal compensation programs for directors, including the Non-Employee Director Stock Compensation Plan.

•	Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees, including the orientation of new members and the flow of information.

•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.
      While reviewed annually, the charter of the Nominating and Governance Committee was last amended and restated on December 15, 2004. The members of the Nominating and Governance Committee are “independent” under the New York Stock Exchange listing standards.
      The Nominating and Governance Committee will consider stockholder recommendations for nominees for director. Any stockholders interested in suggesting a nominee should follow the procedures outlined in “Other Information — 2007 Annual Meeting and Stockholder Proposals” at page 46.
      The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating all nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement, change in professional status or otherwise. Candidates may come to the attention of the Committee through current Board members, members of our management, stockholders and other persons. The Committee to date has not engaged a professional search firm. Candidates are evaluated at meetings of the Committee and may be considered at any point during the year. As stated in the Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business products or markets or similar business products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. The Committee considered these criteria and Mr. Queenan’s upcoming retirement at the 2006 Annual Meeting when it recommended the appointment of Kenneth C. Dahlberg to our Board of Directors.
Personnel and Compensation Committee
      The members of the Personnel and Compensation Committee are:

Charles J. Queenan, Jr., Chair
Robert P. Bozzone
Charles Crocker
Kenneth C. Dahlberg
Michael T. Smith

The Personnel and Compensation Committee held five meetings in 2005.
      The Personnel and Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally.

•	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors, consulting with the Chief Executive Officer on matters relating to other executive officers, and making recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

•	Making recommendations to the Board of Directors regarding all contracts with any officer for remuneration and benefits (whether in the form of a pension, deferred compensation or otherwise) after termination of regular employment of such officer.

•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans.

•	Administering our formal incentive compensation programs, including equity based plans.

•	Serving as “Named Fiduciary” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of all “employee benefit plans,” as defined in Section 3(3) of ERISA, maintained by us with respect to both plan administration and control and management of plan assets.
      The 2005 report of the Personnel and Compensation Committee as to executive compensation is included under “Executive Compensation” at page 21.

DIRECTOR COMPENSATION
       Directors who are not our employees are paid an annual retainer fee of $40,000. Directors are also paid $1,500 for each Board meeting, Audit Committee meeting, Personnel and Compensation Committee meeting and Nominating and Governance Committee meeting attended. The chair of the Audit Committee is paid an annual fee of $7,000. Each chair of the Personnel and Compensation Committee and Nominating and Governance Committee is paid an annual fee of $4,000. Directors who are our employees do not receive any compensation for their services on our Board or its committees.
      The non-employee directors also participate in the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan, as amended. In lieu of cash annual retainer fees, cash Committee chair fees and cash meeting fees, this plan permits non-employee directors to elect to receive shares of our common stock and/or stock options or to defer compensation under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (including a phantom share fund); provided, however, that at least 25% of the annual retainer fee must be paid in the form of our common stock and/or options to acquire our common stock. It also provides for certain automatic stock option grants for 4,000 shares of our common stock at the end of each Annual Meeting of Stockholders. If a non-employee director is first elected other than at an annual meeting, such non-employee director would receive an automatic option grant for 2,000 shares of our common stock.

ITEM 2 ON PROXY CARD —
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
       The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. Ernst & Young LLP has served as our independent registered public accounting firm since the November 29, 1999 spin-off. The firm had also served as the independent registered public accounting firm for ATI and its predecessors since 1980. The Audit Committee believes that Ernst & Young LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm.
      Although the appointment of an independent registered public accounting firm is not required to be approved by the stockholders, the Audit Committee and the Board of Directors believe that stockholders should participate in such selection through ratification. The proposal to ratify the Audit Committee’s appointment of Ernst & Young will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2006. If you specifically abstain from voting on the proposal, your shares will, in effect, be voted against the proposal. Broker non-votes will not be counted as being entitled to vote on the proposal and will not affect the outcome of the vote. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the appointment of an independent registered public accounting firm. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.
The Board of Directors Recommends
a Vote for Ratification of the Appointment
of the Independent Registered Public Accounting Firm.

Fees Billed by Independent Registered Public Accounting Firm
      The following table sets forth fees billed by Ernst & Young LLP for professional services rendered for 2005 and 2004 (in thousands).

	2005	2004

Audit Fees (1)	$1,361.9	$1,261.2
Sarbanes-Oxley Act Section 404 Fees	928.7	1,519.0
Statutory audits (Bermuda and United Kingdom subsidiaries)	87.0	67.1
SEC registration — Form S-8	7.9	—

Total Audit Fees	2,385.5	2,847.3

Audit-Related Fees
Employee Benefit Plan Financial Statement Audits	102.1	69.8
Environmental Financial Assurances	8.3	5.3

Total Audit-Related Fees	110.4	75.1

Tax Fees (2)	20.0	10.2
All Other Fees (3)	1.7	87.0
Total	$2,517.6	$3,019.6

Total Audit and Audit-Related Fees	$2,495.9	$2,922.4

(1)	Aggregate fees billed for professional services rendered for the audit of our annual financial statements and for the reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations on matters reflected in the financial statements.

(2)	In 2005, tax fees related to the preparation of a LIFO study related to the integration of acquired businesses. In 2004, tax fees related to an advanced pricing agreement for our Mexican subsidiary.

(3)	All other fees in 2005 related to our access to Ernst & Young’s online accounting reference library. All other fees in 2004 related to financial due diligence assistance in connection with our acquisitions.
Audit Committee Pre-Approval Policies
      In October 2002, our Audit Committee adopted guidelines relating to the rendering of services by external auditors. The guidelines require the approval of the Audit Committee prior to retaining any firm to perform any Audit Services. “Audit Services” include the services necessary to audit our consolidated financial statements for a specified fiscal year and the following audit and audit-related services: (a) Statement on Auditing Standards No. 71 quarterly review services; (b) regulatory and employee benefit plan financial statement audits; and (c) compliance and statutory attestation services for our subsidiaries. Subject to limited exceptions, the guidelines further provide that the Audit Committee must pre-approve the engagement of Ernst & Young LLP to provide any services other than Audit Services. The Chair of the Audit Committee may, however, pre-approve the engagement of Ernst & Young LLP for such non-audit services to the extent the fee is reasonably expected to be less than $150,000. If the fee for any non-audit services is reasonably expected to be $250,000 or more, we must seek at least one competing bid from another firm prior to engaging Ernst & Young LLP, unless there are exceptional circumstances or if it relates to the public offering of our securities. The guidelines prohibit us from engaging Ernst & Young LLP to perform any of the following non-audit services or other services that the Public Company Accounting Oversight Board determines by regulation to be prohibited: bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal auditing outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; or legal services and expert services unrelated to the audit.
      For 2005, all audit and non-audit services rendered by Ernst & Young LLP were pre-approved in accordance with our guidelines.
      In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.
Audit Committee Report
      The following report of the Audit Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not incorporated by reference into any of our registration statements under the Securities Act of 1933. Mr. Dahlberg did not sign this report of the Audit Committee since he joined the Audit Committee the day the report was issued.
Report of Audit Committee
       The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended January 1, 2006 (the “Financial Statements”) of Teledyne Technologies Incorporated (the “Company”).
      The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated as of December 14, 2005, which has been adopted by the Board of Directors. A copy of the charter is attached to the Proxy Statement as Annex A. The Audit Committee is comprised of five directors. The Company’s Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the applicable rules of the New York Stock Exchange. The Board of Directors has also determined that at least one director has “financial management expertise” under New York Stock Exchange listing standards and that Frank V. Cahouet is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations.
      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, are responsible for performing an independent audit of the Company’s Financial Statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s Financial Statements with management and Ernst & Young, and discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended. The Audit Committee has received written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young its independence.
      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and Ernst & Young. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.
      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006 for filing with the Securities and Exchange Commission.
      Submitted by the Audit Committee of the Board of Directors:

Frank V. Cahouet, Chair
Robert P. Bozzone
Simon M. Lorne
Paul D. Miller
Charles J. Queenan, Jr.
February 21, 2006
OTHER BUSINESS
       We know of no business that may be presented for consideration at the meeting other than the two action items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies in your proxy card may vote at their discretion.
      Following adjournment of the formal business meeting, Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about our company and businesses.

STOCK OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and statutory insiders. To the best of our knowledge, all of the filings for our directors and statutory insiders were made on a timely basis in 2005.
Five Percent Owners of Common Stock
      The following table sets forth the number of shares of our common stock owned beneficially by each person known to us to own beneficially more than five percent of our outstanding common stock. As of February 28, 2006, we had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of our common stock. In general, “beneficial ownership” includes those shares that a person has the power to vote or transfer, and options to acquire common stock that are exercisable currently or within 60 days.

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Class

Barclays Global Investors, N.A. et al (1)	3,291,872	9.7%
45 Fremont Street San Francisco, CA 94105

Singleton Group LLC (2)	1,999,990	5.9%
335 North Maple Drive, Suite 177
Beverly Hills, CA 90210

1.	Barclays Global Investors, N.A. and Barclay Global Fund Advisors, together with affiliated entities, filed a Schedule 13G on January 26, 2006. Barclays Global Investors, N.A. reported sole voting power with respect to 2,227,849 shares, but sole dispositive power with respect to 2,474,671 shares and Barclays Global Fund Advisors reported sole voting and dispositive power with respect to 785,101 shares. Barclays Bank plc, together with affiliated entities, filed a Schedule 13G on January 10, 2006. Barclays Bank plc reported sole voting and dispositive power with respect to 32,100 shares.

2.	Singleton Group LLC, jointly with William W. Singleton, Carolyn W. Singleton and Donald E. Rugg, filed a Schedule 13G on April 19, 2000. Mr. Singleton, Mrs. Singleton and Mr. Rugg reported that they share voting and dispositive power with respect to 1,999,990 shares in their capacities as managers of Singleton Group LLC. Mr. Rugg reported that he owned an additional 45 shares of common stock directly, with respect to which he has sole voting and dispositive power.

Stock Ownership of Management
      The following table shows the number of shares of common stock reported to us as beneficially owned by (i) each of our directors and Section 16 statutory officers and (ii) all of our directors and Section 16 statutory officers as a group, in each case based upon the beneficial ownership of such persons of common stock as reported to us as of February 28, 2006, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

	Number of		Percent of
Beneficial Owner	Shares		Class

Robert Mehrabian	675,586	(1)	2.0%
John T. Kuelbs	291,426	(2)	*
Dale A. Schnittjer	139,758	(3)	*
Aldo Pichelli	82,066	(4)	*
James M. Link	64,309	(5)	*
Susan L. Main	12,694	(6)	*
Robert P. Bozzone	789,161	(7)	2.3%
Frank V. Cahouet	83,720	(8)	*
Charles Crocker	30,421	(9)	*
Kenneth C. Dahlberg	328		*
Simon M. Lorne	13,648	(10)	*
Paul D. Miller	37,273	(11)	*
Charles J. Queenan, Jr.	126,791	(12)	*
Michael T. Smith	38,180	(13)	*
All directors and executives as a group (14 persons)	2,385,361	(14)	6.8%

*	Less than one percent.

1.	The amount includes 130,602 shares held by The Mehrabian Living Trust, of which Dr. Mehrabian and his wife are trustees. The amount also includes 494,734 shares of our common stock underlying stock options.

2.	The amount includes 39,500 shares held jointly through the John T. Kuelbs and J. Michele Kuelbs trust, of which Mr. Kuelbs and his wife are trustees. The amount also includes 166,834 shares of our common stock underlying stock options.

3.	The amount includes 9,239 shares held by the Schnittjer 2002 Trust, of which Mr. Schnittjer and his wife are trustees. The amount also includes 102,462 shares of our common stock underlying stock options.

4.	The amount includes 58,809 shares of our common stock underlying stock options.

5.	The amount includes 38,825 shares of our common stock underlying stock options.

6.	The amount includes 3,334 shares of our common stock underlying stock options.

7.	The amount includes 160,495 shares held by the Robert P. Bozzone Grantor Retained Annuity Trust I and 24,000 shares of our common stock underlying stock options. The amount also includes 34,285 shares held by Mr. Bozzone’s wife, beneficial ownership of which is disclaimed.

8.	This amount includes 15,527 shares held by a revocable trust, of which Mellon Bank, N.A. is trustee. The amount also includes 68,193 shares of our common stock underlying stock options.

9.	The amount includes 27,311 shares of our common stock underlying stock options.

10.	The amount includes 10,648 shares of our common stock underlying stock options.

11.	The amount includes 36,764 shares of our common stock underlying stock options.

12.	The amount includes 92,820 shares held jointly by Mr. Queenan and his wife and 24,000 shares of our common stock underlying stock options. The amount also includes 7,728 shares owned by Mr. Queenan’s wife, beneficial ownership of which is disclaimed.

13.	The amount includes 35,193 shares of our common stock underlying stock options. The amount also includes 200 shares owned by Mr. Smith’s wife, beneficial ownership of which is disclaimed.

14.	This amount includes an aggregate of 1,091,107 shares of our common stock underlying stock options. This amount includes shares to which beneficial ownership is disclaimed as follows: 34,285 shares owned by Mr. Bozzone’s wife; 7,728 shares owned by Mr. Queenan’s wife; and 200 shares owned by Mr. Smith’s wife. See also footnotes 1, 2, 3, 7, 8, 12 and 13 for the number of shares held jointly and in trusts.
      Phantom Shares. Under the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan, non-employee directors may elect to defer payment of up to 75% of their annual retainer fees and committee chair fees and 100% of their meeting fees under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. Under the Deferred Compensation Plan, non-employee directors may elect to have their deferred monies treated as though they are invested in our common stock (called the “Teledyne Common Stock Phantom Fund”). Deferrals to the Teledyne Common Stock Phantom Fund mirror actual purchases of stock, but no actual stock is issued. There are no voting or other stockholder rights associated with the fund. As of February 28, 2006, the following director had the following number of phantom shares of common stock under the Deferred Compensation Plan: Paul D. Miller — 2,758.3114 phantom shares.
EXECUTIVE COMPENSATION
2005 Report on Executive Compensation
      The following report of the Personnel and Compensation Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not incorporated by reference into any of our registration statements under the Securities Act of 1933. Mr. Dahlberg did not sign this report of the Personnel and Compensation Committee since he joined the Personnel and Compensation Committee the day the report was issued.

2005 Report On Executive Compensation
      This report on executive compensation is furnished by the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Teledyne Technologies Incorporated (“Teledyne” or the “Company”). This report is not incorporated by reference into any of Teledyne’s registration statements filed under the Securities Act of 1933.
      The Committee is composed exclusively of non-employee, independent directors. The Committee reviews the compensation program for the Chief Executive Officer and other members of senior management, including the executive officers listed on the Summary Compensation Table appearing on page 29 (the “Named Executives”), and determines and administers their compensation. In the case of the Chief Executive Officer, the compensation determination made by the Committee is reviewed by the entire Board. The Committee also oversees the administration of employee benefits and benefit plans for Teledyne and its subsidiaries. The Committee has periodically retained independent consultants, Hewitt Associates LLC and Watson Wyatt Company, to assist the Committee in fulfilling its responsibilities. The Committee has considered publicly available market and other data on executive compensation matters.
      The companies used by Teledyne for comparative purposes are based for the most part on size and industries in which Teledyne operates. Such peer group is not used for the purposes of the Company’s performance graph included in this Proxy Statement under the caption “Cumulative Total Stockholder Return”. The Company’s performance graph does compare the Company’s performance to the Russell 2000 Index, which is a performance measure under the Company’s long-term incentive compensation programs described below.
Personnel and Compensation Committee Charter
      The Committee has a written charter that delineates its responsibilities relating to Teledyne’s compensation and benefits programs. The Committee’s principal responsibilities are summarized elsewhere in this Proxy Statement under the caption “Committees of the Board of Directors — Personnel and Compensation Committee.” A full copy of the charter is also posted on the Company’s website at www.teledyne.com. While reviewed annually, the charter was last amended and restated on December 15, 2004.
Executive Compensation Policy
      The Committee has determined that total compensation for Teledyne executives would be comprised of three general characteristics:

•	It will be competitive in the aggregate, using a set of business and labor market competitors (by industry segment, as appropriate) to gauge the competitive marketplace.

•	It will be performance oriented, with a substantial portion of the total compensation tied to internal and external measures of Company performance.

•	It will promote long-term careers at Teledyne.
      Consistent with these characteristics, the Committee adopted the following policies for base salaries, short-term incentives and long-term incentives.

      Base Salary. Base salary for all management positions will be at the unit’s industry/market median for comparable positions unless there are sound reasons, such as competitive factors, for varying significantly from industry medians. The Committee’s judgment will always be the guiding factor in base salary determinations, as well as any other compensation issue. The Committee believes that no system should be so rigid that it prevents the use of judgment.
      Short-Term Incentives. Annual Incentive Plan (“AIP”) awards will allow for competitive cash compensation, based on the achievement of pre-defined performance measures, with up to 200% of the target award paid in the case of significant over-achievement. The majority of the award will be based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards were tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, a discretionary adjustment of plus or minus 20% is allowed, although aggregate upward adjustments will not exceed 5%. AIP awards are to be paid from a pool equal to 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.
      Long-Term Incentives. Teledyne has two long-term incentive plans that have been approved by its stockholders: (1) the Teledyne Technologies Incorporated 1999 Incentive Plan, as amended (the “1999 Incentive Plan”), and (2) the Teledyne Technologies Incorporated 2002 Stock Incentive Plan (“2002 Stock Incentive Plan”).
      Long-term incentives consist of three components:
      Stock options are to be awarded annually to a broad group of key employees who are nominated by management to receive awards and whose awards the Committee approves. In practice, the amount of the award generally depends on the employee’s salary grade and position. In 2005, as in 2004, stock options awards were reduced from prior year levels because Teledyne is required to begin expensing stock options in 2006.
      A three-year Performance Share Program (“PSP”) opportunity, with a new “cycle” beginning every three years, is available to selected officers and key executives. The PSP provides grants of performance share units, which key Company officers and executives may earn if Teledyne meets specified performance objectives over a three-year period. Forty percent of the PSP award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. A maximum of 200% for each component can be earned if 120% of the target is achieved. Under the 2000 through 2002 cycle, for the three-year aggregate return to shareholders performance measure, the S&P SmallCap 600 Index (in which Teledyne is included) had been the benchmark. For the 2003-2005 and 2006-2008 cycles, the Russell 2000 Index is the benchmark. Awards are generally paid to the participants in three annual installments after the end of the performance cycle so long as they remain employed by Teledyne (with exceptions for retirement, disability and death). As to the 2000-2002 cycle, two-thirds of the award was paid in Teledyne Common Stock and one-third was paid in cash. For 2003-2005, 2006-2008 and future cycles, one-half will be paid in Teledyne Common Stock and one-half will be paid in cash, subject to the availability of full value award shares.
      A Restricted Stock Award Program (“RSAP”) opportunity has also been established for selected officers and key executives, which was first approved and adopted by the Committee in 2000. The RSAP provides grants of “restricted stock”, generally each calendar year, to selected officers and key executives at an aggregate fair market value equal to 30% of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The restrictions are subject to both a time-based and performance-based component. In general, the “restricted period” for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if Teledyne fails to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If Teledyne achieves the minimum established performance goals, but fails to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for 2005, like 2004, was the price of Teledyne Common Stock as compared to the Russell 2000 index.
      A participant cannot transfer the restricted stock during the restricted period. In addition, during the restricted period, restricted stock will be forfeited upon a participant’s termination of employment for any reason. However, if the participant dies, becomes disabled or retires prior to the expiration of the applicable performance cycle, the amount of the participant’s restricted stock that is not subject to forfeiture at the end of the performance cycle will be pro-rated for the portion of the performance cycle completed by the participant prior to his death, disability or retirement and that amount will become vested at the end of the performance cycle. Upon expiration of the restricted period, absent any forfeiture, the Company will deliver to the recipient of restricted stock one or more stock certificates for the appropriate number of shares of Teledyne Common Stock, as determined by the Committee based on achievement of the specified performance objectives.
2005 Compensation

Short-Term Incentives
      Annual Incentive Plan. For 2005, AIP awards ranged from 0% to 176% of the target incentives because the targets and levels of achievement varied by business unit. For 2005, AIP awards were determined as follows: 40% of the award was tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specific individual performance objectives. For 2005, AIP awards were paid from a pool equal to 8.8% of operating profit. The bonus column of the Summary Compensation Table contains any AIP award for 2005 to the Named Executives.

Long-Term Incentives
      Stock Options. At the beginning of 2005, under the 2002 Stock Incentive Plan, Teledyne made an annual award of stock options for an aggregate of 451,313 shares of Common Stock to a total of 227 employees.
      Performance Share Program. Teledyne’s first three-year “cycle” under the PSP commenced January 1, 2000 and ended December 31, 2002. As described above, the PSP award is based on achievement of specified levels of operating profit, revenue and return to shareholders during the three-year period. With respect to the 2000-2002 cycle, the Committee waived the requirement that Teledyne meet 75% of operating profit target, and determined that 80% of target performance was met. In making this determination, the Committee recognized management’s hard work and perseverance in adverse market conditions as well as a change in Teledyne’s strategic direction. All of the Named Executives in the Summary Compensation Table (with the exception of Mr. Pichelli) participated in the 2000-2002 PSP, although the PSP award to Mr. Link had been proportionately reduced since he joined Teledyne after the cycle commenced. The third installment payment of awards was paid in 2005. An aggregate of 42,384 shares was issued in 2005 under 2000-2002 PSP to 23 participants. The aggregate cash award was $953,353. Of the Named Executives in the Summary Compensation Table, Dr. Mehrabian received 6,475 shares and $287,392; Mr. Kuelbs 6,325 shares and $30,555; Mr. Schnittjer 1,776 shares and $52,624; and Mr. Link 1,397 shares and $29,788.
      In December 2002, under the 2002 Stock Incentive Plan, the Committee established a performance cycle for the three-year period ending January 1, 2006, with the same performance goals as the prior cycle (but using the Russell 2000 Index as the performance index for the return to shareholders goal). With respect to this 2003-2005 cycle, the Committee has determined that 170.2% of the target performance was met. All of the Named Executives in the Summary Compensation Table participate in the 2003-2005 PSP, with payments being made in 2006, 2007 and 2008. The first installment payment of awards was made in February 2006.
      Restricted Stock Award Program. On January 25, 2005, Teledyne granted restricted stock under the RSAP to selected officers and key executives. Each participant received a grant of restricted stock equal to 30% of his or her annual base salary as of the date of grant. The performance period for such restricted stock grant ends December 31, 2007, and restrictions on any shares not otherwise forfeited lapse on January 25, 2008. In order for the recipients of grants to retain all the restricted stock granted, the Company three-year aggregate return to shareholders (as measured by its stock price) must equal or exceed the Russell 2000 Index. If Teledyne’s aggregate return to shareholders (as measured by its stock price) does not equal at least 35% of the performance of the Russell 2000 Index for the cycle, the award will be forfeited in full, unless the Committee determines otherwise. If the Company’s return is between 35% and 100% of the Russell 2000 Index for the cycle, a portion of the shares will be forfeited. An aggregate of 39,269 shares of restricted stock are currently issued and outstanding to 14 participants. Of the Named Executives in the Summary Compensation Table, Dr. Mehrabian (6,636 shares), Mr. Kuelbs (3,721 shares), Mr. Schnittjer (3,364 shares), Mr. Link (2,943 shares), and Mr. Pichelli (2,523 shares) were granted restricted stock.
      Similar awards of restricted stock, under the same terms as the January 25, 2005 award, were made under the RSAP to selected officers and key executives on January 22, 2002, February 25, 2003 and January 27, 2004. The performance period for the 2002 restricted stock grant ended on December 31, 2004, and restrictions on any shares not otherwise forfeited lapsed on January 22, 2005. Restrictions were removed from an aggregate of 51,290 shares held by 13 participants since the three-year aggregate return to shareholders was 134.8% of the performance of the Russell 2000 Index for the three-year performance period. Of the Named Executives in the Summary Compensation Table, restrictions were removed from shares issued to Dr. Mehrabian (10,330 shares), Mr. Kuelbs (5,866 shares), Mr. Schnittjer (3,518 shares), Mr. Link (4,205 shares) and Mr. Pichelli (2,832 shares).
      Additionally, the performance period for the 2003 restricted stock grant ended on December 31, 2005, and restrictions on any shares not otherwise forfeited will lapse on February 25, 2006. Restrictions will be removed from an aggregate of 65,526 shares held by 12 participants since the three-year aggregate return to shareholders was 109.5% of the performance of the Russell 2000 Index for the three-year performance period. Of the Named Executives in the Summary Compensation Table, restrictions will be removed from shares issued to Dr. Mehrabian (13,298 shares), Mr. Kuelbs (7,484 shares), Mr. Schnittjer (4,510 shares), Mr. Link (5,635 shares) and Mr. Pichelli (3,831 shares). The performance period for the 2004 restricted stock award ends on December 31, 2006, and restrictions on any shares not otherwise forfeited lapse on January 27, 2007. With respect to the 2004 award, an aggregate of 52,368 shares of restricted stock are currently issued and outstanding and held by 13 participants.
Change in Control Severance Agreements
      Each of the Named Executives, as well as ten other executives, are parties to Change in Control Severance Agreements with the Company. In entering into the Agreements, the Committee desired to assure that Teledyne would have the continued dedication of certain executives and the availability of their advice and counsel, notwithstanding the possibility of a change in control, and to induce such executives to remain in the employ of the Company. The Committee believes that, should the possibility of a change in control arise, it is imperative that Teledyne be able to receive and rely upon its executives’ advice, if requested, as to the best interests of the Company and its stockholders without the concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a change in control. The Committee also considered arrangements offered to similarly situated executives of comparable companies. The Agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of the Company and (2) within three months before or 24 months after the change in control, either the Company terminates the executive’s employment for reasons other than cause or the executive terminates the employment for good reason. “Severance benefits” consist of:

•	A cash payment equal to three times (in the case of Dr. Mehrabian, Messrs. Kuelbs, Schnittjer and Link and one other executive) or two times (in the case of Mr. Pichelli and nine other executives) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the AIP bonus target for the year in which the change in control occurs or the year immediately preceding the change in control, whichever is higher.

•	A cash payment for the current AIP bonus based on the fraction of the year worked times the AIP target objectives at 120% (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid PSP awards, assuming applicable goals are met at 120% of performance.

•	Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at Teledyne’s expense for a period of up to 36 months (24 months in some agreements) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Immediate vesting of all stock options, with options being exercisable for the full remaining term.

•	Removal of restrictions on restricted stock issued by the Company under our Restricted Stock Award Programs.

•	Full vesting under the Company’s pension plans (within legal parameters).

•	Up to $25,000 ($15,000 in some agreements) reimbursement for actual professional outplacement services.

•	A “gross-up-payment” to hold the executive harmless against the impact, if any, of federal excise taxes imposed on the executive as a result of the payments constituting a “golden parachute” as defined in Section 280G of the Internal Revenue Code.
      During 2004, as a matter of good practice and not because of any particular transaction, the Committee reviewed the potential aggregate costs to a potential acquirer associated with the Change in Control Severance Agreements, including excise taxes and gross-up payments associated with such agreements. The Committee continues to consider it unlikely that the employment of all 15 applicable employees would be terminated following a change in control.
Compensation of Chief Executive Officer
      Employment Agreement. The Company and Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer, are parties to a Second Amended and Restated Employment Agreement dated as of January 24, 2006 (the “Employment Agreement”). The Employment Agreement provides that the Company shall employ him as the Chairman, President and Chief Executive Officer and supplements his Change in Control Severance Agreement dated as of December 21, 1999. It provides that Dr. Mehrabian is entitled to participate in Teledyne’s AIP and other executive compensation programs and provides him a nonqualified pension arrangement as described below. The Employment Agreement will terminate on December 31, 2006, but will automatically be extended annually unless either party gives the other written notice prior to October 31 that it will not be extended for the next year. The Employment Agreement was primarily amended in 2006 to assure compliance with Section 409A of the Internal Revenue Code.
      Base Salary and Bonus. The Committee determined Dr. Mehrabian’s compensation in accordance with the general compensation philosophy described above. Effective September 1, 2005, Dr. Mehrabian’s annual base salary was increased to $700,003 from $631,350, a 10.9% increase. In making such increase, the Committee considered general industry and peer industry compensation information provided by Hewitt Associates,

Dr. Mehrabian’s focused leadership, the strategic growth plan for Teledyne, Teledyne’s strong performance and prior annual salary increases.
      Dr. Mehrabian received an award of $1,200,000 under the Annual Incentive Plan for 2005, which was principally tied to achievement of certain Company performance target levels. In determining Dr. Mehrabian’s award, the Committee reviewed Dr. Mehrabian’s performance against his personal objectives for 2005. The Committee considered Teledyne’s 2005 revenue and EPS growth, as revenues were 101% of Dr. Mehrabian’s personal goal and 108% of the 2005 business plan; and EPS was 112% of Dr. Mehrabian’s personal goal and 123% of 2005 business plan. The Committee also considered the two strategic acquisitions made during 2005 and the Company’s on-going cost reductions and margin expansion efforts led by Dr. Mehrabian. Additionally, the Committee also considered the AIP awards paid to Dr. Mehrabian for prior years.
      Stock Options. On January 25, 2005, the Committee awarded Dr. Mehrabian options to purchase 35,000 shares of the Company’s common stock, a reduction of 12.5% from 2004 because of the proper expectation that Teledyne would be required to begin expensing stock options in 2006. The Committee determined that this reduced amount, which had been initially recommended by Dr. Mehrabian, appropriately rewarded his leadership, perseverance and strategic vision. As with other grants made under the 2002 Stock Incentive Plan on that date, Dr. Mehrabian’s options have a per share exercise price of $26.99, are exercisable in one-third annual increments commencing on January 25, 2006, and have a 10-year term.
      Performance Share Program. As described above, Dr. Mehrabian participates in the PSP. A three-year performance cycle under the PSP ended on December 31, 2002, with payments being made in three annual installments, with the first installment having been made in 2003, the second installment having been made in 2004 and the third installment having been made in 2005. As with other participants, Dr. Mehrabian’s award for this cycle is based on 80% of target performance. In 2005, 6,475 shares were issued to Dr. Mehrabian as part of his third installment payment. Dr. Mehrabian was entitled to 13,802 shares, however, he chose to pay taxes due related to the issuance by reducing the number of shares to which he was entitled by 7,327 shares, resulting in an increased cash portion of his award of $220,726. Thus the cash portion of this installment totaled $287,392. Dr. Mehrabian also participated in the PSP just completed for the three-year performance cycle ending on December 31, 2005, with payments to be made in 2006, 2007 and 2008.
      Restricted Stock Award Program. On January 25, 2005, under the RSAP, Dr. Mehrabian received a restricted stock award of 6,636 shares of Teledyne Common Stock, which was equivalent to 30% of his annual base salary as of the date of grant. The number of shares of Teledyne Common Stock that he will ultimately receive under this 2005 grant will be, as described above, based on Teledyne’s return to shareholders as compared to the Russell 2000 Index through December 31, 2007.
      On January 27, 2004, under the RSAP, Dr. Mehrabian received a restricted stock award of 9,541 shares of Teledyne Common Stock under similar terms as the January 25, 2005 grant, but with the three-year performance period ending on December 31, 2006.
      On February 25, 2003, under the RSAP, Dr. Mehrabian had also received a restricted stock award of 13,298 shares of Teledyne Common Stock, under similar terms as the January 27, 2004 and January 25, 2005 grants, but with the three-year performance period having ended on December 31, 2005. The restrictions on these shares will be removed on February 25, 2006, since the Company’s return to shareholders was 109.5% of the performance of the Russell 2000 Index for the three-year performance period.
      Pension Arrangements. Under Dr. Mehrabian’s employment agreement, Teledyne has agreed to pay him, starting six months following his retirement, payments supplemental to any accrued pension under the Company’s qualified pension plan, in an annual amount equal to 50% of his base compensation as in effect at retirement. The number of years for which such annual amount shall be paid will be equal to the number of years of his service to Teledyne (including service to ATI), but not more than 10 years.
Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for annual compensation paid to a chief executive officer and certain other highly compensated officers in excess of $1 million unless the compensation qualifies as “performance-based” or is otherwise exempt under the law. Both the 1999 Incentive Plan and the 2002 Stock Incentive Plan are intended to meet the deductibility requirements of the regulations promulgated under Section 162(m). However, the Committee may determine in any year that it would be in the best interest of the Company for awards to be paid under the 1999 Incentive Plan or the 2002 Stock Incentive Plan, or for other compensation to be paid, that would not satisfy the requirements for deductibility under Section 162(m). In making such determination, the Committee would consider the net cost to the Company and its ability to effectively administer executive compensation in the long-term interests of shareholders.
      Submitted by the Personnel and Compensation Committee:
          Charles J. Queenan, Jr., Chair
          Robert P. Bozzone
          Charles Crocker
          Michael T. Smith
February 21, 2006
Compensation Committee Interlocks and Insider Participation
      No member of the Personnel and Compensation Committee of our Board of Directors is an officer or employee of the Company. Mr. Queenan is often referred to honorifically as “senior counsel” to a law firm that provided services to us during 2005 and currently provides services to us. Mr. Queenan retired as a partner of such firm on December 31, 1995. We have been advised that the law firm does not compensate him, nor does he participate in the firm’s earnings or profits. Our Board has determined that he is independent. See “Certain Transactions” at page 43. Additionally, in accordance with the Directors Retirement Policy, Mr. Queenan will retire as a director at the 2006 Annual Meeting. During 2005, no other member of the Committee had a current or prior relationship and no officer who was a statutory insider had a relationship to any other company, in each case that must be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

Summary Compensation Table
      The following Summary Compensation Table sets forth information about the compensation paid by us for fiscal years 2005, 2004 and 2003. It sets forth information about compensation paid to five of our executives who were required to file reports under Section 16 of the Securities Exchange Act of 1934 (the “named executives”) for fiscal 2005. With respect to the named executives, Mr. Pichelli was named Senior Vice President and Chief Operating Officer of the Electronics and Communications Segment on July 22, 2003.

		Annual Compensation			Long-Term
					Compensation
				Other				All
				Annual	Restricted			Other
Name And	Fiscal			Compen-	Stock	Options	LTIP	Compen-
Principal Position	Year	Salary($)	Bonus($)	sation($)(1)	Awards($)	(Shares)	Payouts($)	sation($)

Named Executives:

Robert Mehrabian	2005	654,230	1,200,000	—	189,391(2)	35,000	482,451(3)	395,032(4)
Chairman, President and	2004	617,117	1,000,000	—	182,996(5)	40,000	336,102(6)	277,872(9)
Chief Executive Officer	2003	596,667	502,065	—	176,996(7)	48,000	253,422(8)	236,984(10)

John T. Kuelbs	2005	359,025	391,638	—	106,197(2)	20,000	221,096(3)	4,606(11)
Executive Vice President,	2004	346,032	350,943	—	102,613(5)	22,000	154,059(6)	3,928(12)
General Counsel	2003	335,400	215,635	—	99,612(7)	25,500	116,160(8)	3,777(13)
and Secretary

Dale A. Schnittjer	2005	326,670	360,824	—	96,009(2)	22,000	106,126(3)	3,836(14)
Senior Vice President and	2004	314,908	327,785	—	89,993(5)	20,000	73,949(6)	3,484(15)
Chief Financial Officer	2003	216,771	118,719	—	60,028(7)	10,200	55,758(8)	2,836(16)

James M. Link	2005	297,618	199,900	—	83,993(2)	12,000	71,873(3)	2,196(17)
President, Teledyne	2004	274,662	205,260	—	78,005(5)	12,000	50,108(6)	2,196(18)
Brown Engineering, Inc.	2003	255,899	177,202	—	75,002(7)	12,325	37,781(8)	2,196(19)

Aldo Pichelli	2005	249,601	197,179	—	72,006(2)	9,000	0	3,126(20)
Senior Vice President	2004	221,667	134,136	—	64,502(5)	10,000	0	2,835(21)
and Chief Operating	2003	174,348	53,542	—	50,991(7)	6,375	0	2,602(22)
Officer, Electronic and Communications Segment

1.	In accordance with applicable regulations, the amounts do not include perquisites and other personal benefits received by the named executives because the aggregate value of such benefits did not exceed the lesser of $50,000 or 10 percent of the total salary and bonus for the named executives. However, in 2005, Dr. Mehrabian and Mr. Kuelbs received car allowances totaling $14,976 and $12,000, respectively, and Mr. Schnittjer and Mr. Pichelli utilized leased vehicles totaling $8,647 and $5,175, respectively. Also in 2005, Dr. Mehrabian and Mr. Link each received the benefit of a country club membership totaling $6,115 and $7,201, respectively.

2.	Represents the formula price ($28.54) of common stock on the award date of restricted stock under the Restricted Stock Award Program. On January 25, 2005, under the Restricted Stock Award Program, Dr. Mehrabian and Messrs. Kuelbs, Schnittjer, Link and Pichelli received 6,636 shares, 3,721 shares, 3,364 shares, 2,943 shares and 2,523 shares, respectively. On December 30, 2005, based on the closing price of a share ($29.10), the restricted shares held by Dr. Mehrabian and Messrs. Kuelbs, Schnittjer, Link, and Pichelli were valued at $193,108, $108,281, $97,892, $85,641, and $73,419, respectively. The restrictions lapse on January 25, 2008, subject to achievement of performance objectives for the three-year period ending December 31, 2007.

3.	Represents the third and final installment payment of awards under the Performance Share Program for the 2000-2002 performance cycle, which was paid as of January 31, 2005. Dr. Mehrabian was awarded $66,666 in cash and 13,802 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes; hence, 6,475 shares were issued to Dr. Mehrabian. Mr. Kuelbs received $30,555 and 6,325 shares of common stock, electing to pay taxes not covered by the cash portion through personal funds. Mr. Schnittjer was awarded $14,666 and 3,036 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes not covered by the cash portion; hence, 1,776 shares were issued to Mr. Schnittjer. Mr. Link received $9,936 and 2,056 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes not covered by the cash portion; hence, 1,397 shares were issued to Mr. Link. On December 30, 2005, based on the closing price of such shares ($29.10), such issued shares to Dr. Mehrabian and Messrs. Kuelbs, Schnittjer and Link were valued at $188,423, $184,058, $51,682, and $40,653, respectively.

4.	Represents annual accruals for possible future payments to Dr. Mehrabian under his supplemental pension arrangement of $395,032.

5.	Represents the formula price ($19.18) of common stock on the award date of restricted stock under the Restricted Stock Award Program. On January 27, 2004, under the Restricted Stock Award Program, Dr. Mehrabian and Messrs. Kuelbs, Schnittjer, Link and Pichelli received 9,541 shares, 5,350 shares, 4,692 shares, 4,067 and 3,363 shares, respectively. On December 30, 2005, based on the closing price of a share ($29.10), the restricted shares held by Dr. Mehrabian and Messrs. Kuelbs, Schnittjer, Link, and Pichelli were valued at $277,643, $155,685, $136,537, $118,350, and 97,863, respectively. The restrictions lapse on January 27, 2007, subject to achievement of performance objectives for the three-year period ending December 31, 2006.

6.	Represents the second installment payment of awards under the Performance Share Program for the 2000-2002 performance cycle, which was paid as of February 2, 2004. Dr. Mehrabian was awarded $66,667 in cash and 13,803 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes; hence, 5,086 shares were issued to Dr. Mehrabian. Mr. Kuelbs received $30,556 and 6,327 shares of common stock, electing to pay taxes not covered by the cash portion through personal funds. Mr. Schnittjer was awarded $14,667 and 3,037 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes not covered by the cash portion; hence, 2,434 shares were issued to Mr. Schnittjer. Mr. Link received $9,936 and 2,058 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes not covered by the cash portion; hence, 1,502 shares were issued to Mr. Link. On December 30, 2005, based on the closing price of such shares ($29.10), such issued shares to Dr. Mehrabian and Messrs. Kuelbs, Schnittjer and Link were valued at $148,003, $184,116, $70,829, and $43,708, respectively.

7.	Represents the formula price ($13.31) of common stock on the award date of restricted stock under the Restricted Stock Award Program. On February 25, 2003, under the Restricted Stock Award Program, Dr. Mehrabian and Messrs. Kuelbs, Schnittjer, Link and Pichelli received 13,298 shares, 7,484 shares, 4,510 shares, 5,635 and 3,831 shares, respectively. On December 30, 2005, based on the closing price of a share ($29.10), the restricted shares held by Dr. Mehrabian and Messrs. Kuelbs, Schnittjer, Link and Pichelli were valued at $386,972, $217,784, $131,241, $163,979, and $111,482, respectively. The restrictions lapsed on February 25, 2006. No shares were forfeited as the aggregate return to shareholders was 109.5% of the performance of the Russell 2000 Index for the three-year performance period ended December 31, 2005.

8.	Represents the first installment payment of awards under the Performance Share Program for the 2000-2002 performance cycle, which was paid as of February 10, 2003. Dr. Mehrabian was awarded $66,667 in cash and 13,803 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes not covered by the cash portion; hence, 10,161 shares were issued to Dr. Mehrabian. Mr. Kuelbs received $30,556 and 6,327 shares of common stock, electing to pay taxes not covered by the cash portion through personal funds. Mr. Schnittjer was awarded $14,667 and 3,037 shares of common stock, which share amount was reduced prior to issuance in accordance with the plan to pay taxes not covered by the cash portion; hence, 2,565 shares were issued to Mr. Schnittjer. Mr. Link received $9,936 and 2,058 shares of common stock, electing to pay taxes not covered by the cash portion through personal funds. On December 30, 2005, based on the closing price of such shares ($29.10), such issued shares to Dr. Mehrabian and Messrs. Kuelbs, Schnittjer and Link were valued at $295,685, $184,116, $74,642, and $59,888, respectively.

9.	Includes annual accruals for possible future payments to Dr. Mehrabian under his supplemental pension arrangement of $277,872.

10.	Includes annual accruals for possible future payments to Dr. Mehrabian under his supplemental pension arrangement of $236,984.

11.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $2,406 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

12.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $1,728 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

13.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $1,577 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

14.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $1,636 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

15.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $1,284 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in respect of an employer matching contribution under the Employee Stock Purchase Plan.

16.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $636 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in employer matching contribution under the Employee Stock Purchase Plan.

17.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan and $1,196 in respect of employer matching contribution under the Employee Stock Purchase Plan.

18.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan and $1,196 in respect of employer matching contribution under the Employee Stock Purchase Plan.

19.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 410(k) Plan and $1,196 in respect of employer matching contribution under the Employee Stock Purchase Plan.

20.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $926 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in respect of employer matching contribution under the Employee Stock Purchase Plan.

21.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $635 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,200 in respect of employer matching contribution under the Employee Stock Purchase Plan.

22.	Includes $1,000 in company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, $366 in respect of a death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and $1,236 in employer matching contribution under the Employee Stock Purchase Plan.
Option Grants in Last Fiscal Year
      Shown below is information on grants to the named executives of options to purchase common stock pursuant to the 2002 Stock Incentive Plan during 2005. These grants are reflected in the Summary Compensation Table.

					Potential Realizable
					Value at
	Individual Grants				Assumed Rates of
					Stock Price
	Number of	% of Total			Appreciation for Option
	Securities	Options	Exercise		Term(1)
	Underlying	Granted to	or Base
	Options	Employees in	Price	Expiration	5%	10%
Name	Granted	Fiscal Year	($/Share)	Date	$	$

Named Executives:
Robert Mehrabian	35,000	7.8	$26.99	1/25/2015	594,085	1,505,529
John T. Kuelbs	20,000	4.4	$26.99	1/25/2015	339,477	860,302
Dale A. Schnittjer	22,000	4.9	$26.99	1/25/2015	373,425	946,332
James M. Link	12,000	2.7	$26.99	1/25/2015	203,686	516,181
Aldo Pichelli	9,000	2.0	$26.99	1/25/2015	152,765	387,136

1.	No gain to the optionee is possible without stock price appreciation, which will benefit all stockholders commensurately. The assumed “potential realizable values” are mathematically derived from certain prescribed rates of stock price appreciation over 10 years. The actual value of these option grants depends on the future performance of common stock and overall stock market condition. The values reflected in this table may not be realized.

Aggregate Option Exercises in Last Fiscal Year and
Fiscal Year End Option Values

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-The-Money Options
	Shares		Options at	at Fiscal Year
	Acquired on	Value	Fiscal Year End(#)	End($)(2)
Name	Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Named Executives:
Robert Mehrabian(3)	145,892	3,419,149	453,733/77,667	7,992,465/610,463
John T. Kuelbs(4)	30,000	837,600	144,333/43,167	2,302,677/332,783
Dale A. Schnittjer	0	0	85,062/38,733	1,305,893/242,701
James M. Link	15,000	277,950	26,716/24,109	388,172/175,740
Aldo Pichelli	0	0	50,350/17,792	820,251/123,298

1.	The “value realized” is calculated by subtracting the exercise price from the market value of a share of common stock on the New York Stock Exchange on the date of exercise.

2.	The “value of unexercised in-the-money options” is calculated by subtracting the exercise price per share from $29.41, which was the average of the high and low sale prices of a share of common stock on the New York Stock Exchange on December 30, 2005.

3.	A portion (71,600 shares) of the options exercised by Dr. Mehrabian were exercised pursuant to a pre-established trading plan established in accordance with the guidelines of Rule 10b5-1 under Securities Exchange Act of 1934. The adoption of this plan was announced in a Current Report on Form 8-K dated August 23, 2005.

4.	A portion (10,000 shares) of the options exercised by Mr. Kuelbs were exercised pursuant to a pre-established trading plan established in accordance with the guidelines of Rule 10b5-1 under Securities Exchange Act of 1934. The adoption of this plan was announced in a Current Report on Form 8-K dated August 23, 2005.

Teledyne Technologies Performance Share Plan (“PSP”) Awards
      2000-2002 Performance Cycle. The following table sets forth information at year-end 2005 about PSP awards for the three-year performance period ended December 31, 2002. Mr. Pichelli did not participate in the PSP for this performance cycle. The third and final installment payment was made in January 2005.

	Number of
	Shares,
	Units or	Performance or Other		Actual 2005
	Other	Period Until Maturation or		Payout
Name	Rights(#)	Payout		($ OR #)(1)

Named Executives:
Robert Mehrabian	*	2000-2002 award period		6,475	shs.
		(2003-2005 payout period	)	$287,392
John T. Kuelbs	*	2000-2002 award period		6,325	shs.
		(2003-2005 payout period	)	$30,555
Dale A. Schnittjer	*	2000-2002 award period		1,776	shs.
		(2003-2005 payout period	)	$52,624
James M. Link	*	2000-2002 award period		1,397	shs.
		(2003-2005 payout period	)	$29,788

*	The amount of the award was based on base salary at the beginning of the award period. Two-thirds of the award is payable in common stock, with the number of shares based on a price of $9.66. One-third of the award is payable in cash. Each payout is subject to payment of applicable taxes.

1.	Participants may elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. Dr. Mehrabian chose to pay taxes by reducing the number of shares to which he was entitled. Mr. Schnittjer and Mr. Link chose to pay taxes not covered by the cash portion of their awards by reducing the number of shares to which they were entitled. Dr. Mehrabian, Mr. Schnittjer and Mr. Link were entitled to 13,802 shares, 3,036 shares and 2,056, respectively. As a result of their elections, shares issuable to Dr. Mehrabian, Mr. Schnittjer and Mr. Link were reduced by 7,327, 1,260 and 659 shares, respectively, and the cash portion of their awards increased by $220,726, $37,958 and $19,852 to pay applicable taxes. We used $30.125, the average of the high and low sale prices of a share of common stock on the New York Stock Exchange on January 31, 2005 to determine the taxes due and the value of the shares for reduction purposes.

      2003-2005 Performance Cycle. The following table sets forth information about PSP awards for the three-year performance period ended December 31, 2005. The amounts included in the Estimated Future Payout columns represent the potential payment of common stock and cash to the Named Executives depending on whether they remain employed by Teledyne (with exceptions for retirement, disability and death). The 2006 payout has been made.

	Number of			Estimated Future Payouts Under
	Shares,	Performance		Non-Stock Price-Based Plans
	Units or	or Other Period
	Other	Until Maturation		2006 Payout		2007 Payout		2008 Payout
Name	Rights(#)	or Payout		($ OR #)		($ OR #)		($ OR #)

Named Executives:
Robert Mehrabian	*	2003-2005 award period		16,765	shs.	16,764	shs.	16,764	shs.
		(2006-2008 payout period	)	$251,045		$251,045		$251,045
John T. Kuelbs	*	2003-2005 award period		7,864	shs.	7,863	shs.	7,863	shs.
		(2006-2008 payout period	)	$117,750		$117,750		$117,750
Dale A. Schnittjer	*	2003-2005 award period		6,002	shs.	6,000	shs.	6,000	shs.
		(2006-2008 payout period	)	$89,854		$89,854		$89,853
James M. Link	*	2003-2005 award period		4,736	shs.	4,736	shs.	4,736	shs.
		(2006-2008 payout period	)	$70,922		$70,922		$70,921
Aldo Pichelli	*	2003-2005 award period		3,522	shs.	3,521	shs.	3,520	shs.
		(2006-2008 payout period	)	$52,724		$52,723		$52,723

*	The amount of the award is based on the base salary at the beginning of the award period, although adjustments may be made for promotions, as was the case for Mr. Schnittjer and Mr. Pichelli. One-half of the award is payable in common stock, with the number of shares based on the average of the high and low sale prices of a share of common stock on the New York Stock Exchange on the date the award was approved (December 18, 2002), which was $14.975. One-half of the award is payable in cash. Each payment is subject to payment of applicable taxes.

      2006-2008 Performance Cycle. The following table sets forth estimated future payments in the 2009 to 2011 payout period of common stock and cash to the named executives under the Performance Share Plan under the 1999 Incentive Plan. The amounts included in Estimated Future Payout columns represent the potential payments of common stock and cash depending on the level of achievement (i.e. threshold, target or maximum) of the performance goals for the three-year (2006-2008) award period. The participants will not receive any payment of common stock or cash if we and/or the designated business unit do not achieve the threshold level of performance objectives during the award period.

	Number of			Estimated Future Payouts Under
	Shares,	Performance		Non-Stock Price-Based Plans
	Units or	or Other Period
	Other	Until Maturation		Threshold		Target		Maximum
Name	Rights(#)	or Payout		($ or #)		($ or #)		($ or #)

Named Executives:
Robert Mehrabian	*	2006-2008 award period		4,057	shs.	16,229	shs.	32,458	shs.
		(2009-2011 payout period	)	$131,251		$525,002		$1,050,005
John T. Kuelbs	*	2006-2008 award period		1,783	shs.	7,130	shs.	14,260	shs.
		(2009-2011 payout period	)	$57,665		$230,659		$461,318
Dale A. Schnittjer	*	2006-2008 award period		1,642	shs.	6,569	shs.	13,138	shs.
		(2009-2011 payout period	)	$53,128		$212,511		$425,023
James M. Link	*	2006-2008 award period		1,128	shs.	4,512	shs.	9,023	shs.
		(2009-2011 payout period	)	$36,489		$145,955		$291,909
Aldo Pichelli	*	2006-2008 award period		1,039	shs.	4,155	shs.	8,309	shs.
		(2009-2011 payout period	)	$33,600		$134,399		$268,798

*	The amount of the award is based on the base salary at the beginning of the award period. One-half of the award is payable in common stock, with the number of shares based on the average of the high and low sale prices of a share of common stock on the New York Stock Exchange on the date the award was approved (January 24, 2006), which was $32.35. One-half of the award is payable in cash. Each payment, if any, will be subject to payment of applicable taxes.

Teledyne Technologies Restricted Stock Award Program (“RSAP”)
      January 24, 2006 Award. The following table sets forth information about awards of restricted shares under the 1999 Incentive Plan — RSAP made to the named executives on January 24, 2006. Each named executive received a grant of restricted stock equal to 30% of the executive’s annual base salary as of the date of grant. The issuance price was $30.78. The restrictions lapse on January 24, 2009, subject to achievement of performance objectives for the three-year period ending December 31, 2008. In order for a participant to retain the restricted shares, our three-year aggregate return to shareholders (as measured by its stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If our stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to 100%, a portion of the restricted shares will be forfeited. If it is more than 100%, the participant does not receive additional shares. Restricted shares are forfeited in their entirety if a participant’s employment is terminated on or prior to January 24, 2009 (with exceptions for retirement, death and disability).

Number of
	Shares,	Performance
	Units or	or Other Period		Target/
	Other	Until Maturation	Threshold	Maximum
Name	Rights(#)	or Payout	# ($) (1)	#($) (2)

Robert Mehrabian	6,823 shs.	2006-2008 performance period	2,388 ($69,491)	6,823 ($198,549)
January 24, 2009
John T. Kuelbs	3,597 shs.	2006-2008 performance period	1,259 ($36,637)	3,597 ($104,673)
January 24, 2009
Dale A. Schnittjer	3,314 shs.	2006-2008 performance period	1,160 ($33,756)	3,314 ($96,437)
January 24, 2009
James M. Link	2,845 shs.	2006-2008 performance period	996 ($28,984)	2,845 ($82,790)
January 24, 2009
Aldo Pichelli	2,620 shs.	2006-2008 performance period	917 ($26,685)	2,620 ($76,242)
January 24, 2009

1.	This column represents the minimum number of shares that the named executive could retain (not forfeit) if our three-year aggregate return to shareholders (as measured by its stock price) equals 35% of the performance of the Russell 2000 Index for the three-year performance period. The dollar value is based on the closing price of a share of our common stock at December 30, 2005 ($29.10 per share).

2.	This column represents the maximum number of shares that the named executive could retain if our three-year aggregate return to shareholders (as measured by its stock price) equals 100% or more of the performance of the Russell 2000 Index for the three-year performance period. The dollar value is based on the closing price of a share of our common stock at December 30, 2005 ($29.10 per share).

      January 25, 2005 Award. The following table sets forth information about awards of restricted shares under the 1999 Incentive Plan — RSAP made to the named executives on January 25, 2005. Each named executive received a grant of restricted stock equal to 30% of the executive’s annual base salary as of the date of grant. The issuance price was $28.54. The restrictions lapse on January 25, 2008, subject to achievement of performance objectives for the three-year period ending December 31, 2007. In order for a participant to retain the restricted shares, our three-year aggregate return to shareholders (as measured by its stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If our stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to 100%, a portion of the restricted shares will be forfeited. If it is more than 100%, the participant does not receive additional shares. Restricted shares are forfeited in their entirety if a participant’s employment is terminated on or prior to January 25, 2008 (with exceptions for retirement, death and disability).

Number of
Shares,
	Units or			Target/
	Other	Performance or Other Period	Threshold	Maximum
Name	Rights(#)	Until Maturation or Payout	# ($) (1)	# ($) (2)

Robert Mehrabian	6,636 shs.	2005-2007 performance period	2,323 ($67,599)	6,636 ($193,108)
January 25, 2008
John T. Kuelbs	3,721 shs.	2005-2007 performance period	1,302 ($37,888)	3,721 ($108,281)
January 25, 2008
Dale A. Schnittjer	3,364 shs.	2005-2007 performance period	1,177 ($34,251)	3,364 ($97,892)
January 25, 2008
James M. Link	2,943 shs.	2005-2007 performance period	1,030 ($29,973)	2,943 ($85,641)
January 25, 2008
Aldo Pichelli	2,523 shs.	2005-2007 performance period	883 ($25,695)	2,523 ($73,419)
January 25, 2008

3.	This column represents the minimum number of shares that the named executive could retain (not forfeit) if our three-year aggregate return to shareholders (as measured by its stock price) equals 35% of the performance of the Russell 2000 Index for the three-year performance period. The dollar value is based on the closing price of a share of our common stock at December 30, 2005 ($29.10 per share).

4.	This column represents the maximum number of shares that the named executive could retain if our three-year aggregate return to shareholders (as measured by its stock price) equals 100% or more of the performance of the Russell 2000 Index for the three-year performance period. The dollar value is based on the closing price of a share of our common stock at December 30, 2005 ($29.10 per share).

      January 27, 2004 Award. The following table sets forth information about awards of restricted shares under the 2002 Stock Incentive Plan — RSAP made to the named executives on January 27, 2004. Each named executive received a grant of restricted stock equal to 30% of the executive’s annual base salary as of the date of grant. The issuance price was $19.18. The restrictions lapse on January 27, 2007, subject to achievement of performance objectives for the three-year period ending December 31, 2006. In order for a participant to retain the restricted shares, our three-year aggregate return to shareholders (as measured by its stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If our stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to 100%, a portion of the restricted shares will be forfeited. If it is more than 100%, the participant does not receive additional shares. Restricted shares are forfeited in their entirety if a participant’s employment is terminated on or prior to January 27, 2007 (with exceptions for retirement, death and disability).

Number of
Shares,
	Units or			Target/
	Other	Performance or Other Period	Threshold	Maximum
Name	Rights(#)	Until Maturation or Payout	# ($) (2)	# ($) (2)

Robert Mehrabian	9,541 shs.	2004-2006 performance period	3,340($97,194)	9,541 ($277,643)
January 27, 2007
John T. Kuelbs	5,350 shs.	2004-2006 performance period	1,873($54,504)	5,350 ($155,685)
January 27, 2007
Dale A. Schnittjer	4,692 shs.	2004-2006 performance period	1,642($47,782)	4,692 ($136,537)
January 27, 2007
James M. Link	4,067 shs.	2004-2006 performance period	1,423($41,409)	4,067 ($118,350)
January 27, 2007
Aldo Pichelli	3,363 shs.	2004-2006 performance period	1,177($34,251)	3,363 ($97,863)
January 27, 2007

5.	This column represents the minimum number of shares that the named executive could retain (not forfeit) if our three-year aggregate return to shareholders (as measured by its stock price) equals 35% of the performance of the Russell 2000 Index for the three-year performance period. The dollar value is based on the closing price of a share of our common stock at December 30, 2005 ($29.10 per share).

6.	This column represents the maximum number of shares that the named executive could retain if our three-year aggregate return to shareholders (as measured by its stock price) equals 100% or more of the performance of the Russell 2000 Index for the three-year performance period. The dollar value is based on the closing price of a share of our common stock at December 30, 2005 ($29.10 per share).

      February 25, 2003 Award. The following table sets forth information about awards of restricted shares under the 2002 Stock Incentive Plan — RSAP made to the named executives on February 25, 2003. Each named executive received a grant of restricted stock equal to 30% of the executive’s annual base salary as of the date of grant. The issuance price was $13.31. In order for a participant to retain the restricted shares, our three-year aggregate return to shareholders (as measured by its stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If our stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to 100%, a portion of the restricted shares will be forfeited. If it is more than 100%, the participant does not receive additional shares. No shares were forfeited as the aggregate return to shareholders was 109.5% of the performance of the Russell 2000 Index for the three-year performance period ended December 31, 2005. The restrictions lapsed on February 25, 2006.

Number of
Shares,
Units or
	Other	Performance or Other Period	Actual
Name	Rights(#)	Until Maturation or Payout	# ($) (1)

Robert Mehrabian	13,298 shs.	2003-2004 performance period	13,298 ($386,972)
February 25, 2006
John T. Kuelbs	7,484 shs.	2003-2005 performance period	7,484 ($217,784)
February 25, 2006
Dale A. Schnittjer	4,510 shs.	2003-2005 performance period	4,510 ($131,241)
February 25, 2006
James M. Link	5,635 shs.	2003-2005 performance period	5,635 ($163,979)
February 25, 2006
Aldo Pichelli	3,831 shs.	2003-2005 performance period	3,831 ($111,482)
February 25, 2006

1.	This column represents the maximum number of shares that the named executive retained since our three-year aggregate return to shareholders (as measured by its stock price) equaled 100% or more of the performance of the Russell 2000 Index for the three-year performance period. The dollar value is based on the closing price of a share of our common stock at December 30, 2005 ($29.10 per share).

Pension Plan
      In connection with the spin-off, we adopted the Teledyne Technologies Incorporated Pension Plan on terms substantially similar to the parts of the ATI Pension Plan applicable to all of our employees, both active and inactive at our operations that perform government contract work and for our active employees at our commercial operations. The annual benefits payable under these parts of the pension plan to participating salaried employees retiring at or after age 65 is calculated under a formula which takes into account the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan. We have also adopted a Benefit Restoration/ Pension Equalization Plan, which is designed to restore benefits which would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan.
      Effective January 1, 2004, new non-union employee hires do not participate in the Pension Plan, but participate in our Teledyne Technologies Incorporated 401(k) Plan.
      The following table illustrates the approximate annual pension that may become payable to a participating employee in the higher salary classifications under our regular and supplemental pension plans.
Estimated Annual Pensions(1)

	Years of Service
Average
Annual Pay(2)	5	10	15	20	30(3)

200,000	14,994	29,988	44,981	59,975	89,963
300,000	23,244	46,488	69,731	92,975	139,463
400,000	31,494	62,988	94,481	125,975	188,963
500,000	39,744	79,488	119,231	158,975	238,463
600,000	47,994	95,988	143,981	191,975	287,963
700,000	56,244	112,488	168,731	224,975	337,463
800,000	64,494	129,988	193,481	257,975	386,963
1,000,000	80,994	161,988	242,981	323,975	485,963
1,200,000	97,494	194,988	292,481	389,975	584,963
1,400,000	113,994	227,988	341,981	455,975	683,963
1,600,000	130,494	260,988	391,481	521,975	782,963
1,800,000	146,994	293,988	440,981	587,975	881,963
2,000,000	163,494	326,988	490,481	653,975	980,963
2,200,000	179,994	359,988	539,981	719,975	1,079,963

1.	The estimated amounts assume retirement at age 65 (normal retirement age) with a straight-life annuity without reduction for a survivor annuity or for optional benefits. They are not subject to reduction for Social Security benefits.

2.	For the period through December 31, 1994, for employees who are in the higher salary classifications, compensation for the purposes of the plan was limited to an individual’s base salary. Thereafter, plan compensation for those employees includes base salary and up to five paid annual incentive payments.

3.	The maximum amount of service credited under the pension provisions applicable to our employees is 30 years of credited service, with some exceptions.
      At December 31, 2005, the named executives had the following full years of credited service for determining benefits: Dr. Mehrabian, 6 years; Mr. Kuelbs, 6 years; Mr. Schnittjer, 33 years; Mr. Link, 4 years; and Mr. Pichelli, 25 years.
Employment/ Change in Control Agreements
      On January 24, 2006, we entered into a Second Amended and Restated Employment Agreement with Dr. Mehrabian, which provides that we shall employ him as the Chairman, President and Chief Executive Officer. This Second Amended and Restated Employment Agreement amends the Amended and Restated Employment Agreement with Dr. Mehrabian dated April 25, 2001 and primarily reflects changes triggered by Section 409A of the Internal Revenue Code relating to deferred compensation plans. The agreement terminates on December 31, 2006, but will be automatically extended annually unless either party gives the other written notice prior to October 31 that it will not be extended. Under the agreement, Dr. Mehrabian has an annual base salary of $700,003. The agreement provides that Dr. Mehrabian is entitled to participate in our annual incentive bonus plan and other executive compensation and benefit programs. The agreement provides Dr. Mehrabian with a non-qualified pension arrangement, under which we will pay Dr. Mehrabian starting six months following his retirement, as payments supplemental to any accrued pension under our qualified pension plan, an amount equal to 50 percent of his base compensation as in effect at retirement. The number of years for which such annual amount shall be paid will be equal to the number of years of his service to us (including service to ATI), but not more than 10 years.
      We have Change in Control Severance Agreements with Dr. Mehrabian, Messrs. Kuelbs, Schnittjer, Link, and Pichelli, and 10 other current key employees. The agreements have a three-year, automatically renewing term. Under the agreements, the executive is entitled to severance benefits if (1) there is a change in control and (2) within three months before or 24 months after the change in control, either we terminate the executive’s employment for reasons other than for cause or the executive terminates the employment for good reason. “Severance benefits” consist of:

•	A cash payment equal to three times (in the case of Dr. Mehrabian, Messrs. Kuelbs, Schnittjer and Link and one other executive) or two times (in the case of Mr. Pichelli and nine other executives) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan (“AIP”) bonus target for the year in which the change in control occurs or the year immediately preceding the change in control, whichever is higher.

•	A cash payment for the current AIP bonus based on the fraction of the year worked times the AIP target objectives at 120 percent (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid Performance Share Plan awards, assuming applicable goals are met at 120 percent of performance.

•	Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 36 months (24 months under some agreements) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Immediate vesting of all stock options, with options being exercisable for the full remaining term.

•	Removal of restrictions on restricted stock issued under Restricted Stock Award Programs.

•	Full vesting under our pension plans (within legal parameters).

•	Up to $25,000 ($15,000 in some agreements) reimbursement for actual professional outplacement services.

•	A “gross-up-payment” to hold the executive harmless against the impact, if any, of federal excise taxes imposed on the executive as a result of the payments constituting a “golden parachute” as defined in Section 280G of the Internal Revenue Code.
CERTAIN TRANSACTIONS
Spin-Off Agreements
      We entered into several agreements with ATI governing the separation of our businesses and various employee benefits, compensation, tax, indemnification and transition arrangements. Our principal spin-off requirements, including the arrangement to ensure a favorable tax treatment, have been satisfied. Only one of our nine directors continues to serve on ATI’s board. In addition, under one of our spin-off agreements, since November 29, 2004, we are now able to charge pension costs to the U.S. Government under certain government contracts.
Other Relationships
      Kirkpatrick & Lockhart Nicholson Graham LLP. We retained the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP (formerly known as Kirkpatrick & Lockhart LLP) to perform services for us during 2005, and expect additional services to continue in 2006. While Charles J. Queenan, Jr., a member of our Board of Directors, is often referred to honorifically as “senior counsel” to this law firm, he retired as a partner on December 31, 1995. We have been advised that the law firm does not compensate him, nor does he participate in the firm’s earnings or profits. Nothing withstanding this relationship, our Board of Directors has determined that Mr. Queenan is “independent,” within the meaning of the rules of the New York Stock Exchange, and able to serve on the Audit Committee and the Personnel and Compensation Committee of the Board of Directors. See “Compensation Committee Interlocks and Insider Participation.” In accordance with the Directors Retirement Policy, Mr. Queenan will be retiring as a Director at the 2006 Annual Meeting.
      Mellon Bank. Dr. Mehrabian is a director of Mellon Financial Corporation. Mr. Cahouet had served as Chairman, President and Chief Executive Officer of Mellon Financial Corporation and Mellon Bank, N.A., having retired on December 31, 1998. Mr. Cahouet ceased being a director of Mellon Financial Corporation on April 18, 2000. We maintain various arms-length banking relationships with Mellon Bank, N.A. Mellon Bank, N.A. is one of ten lenders under our $280,000,000 credit facility, having committed to lend up to $25,000,000 under the facility. It also provides cash management services and an uncommitted $5,000,000 line of credit. Mellon Bank, N.A. also serves as trustee for the Teledyne Technologies Incorporated Pension Plan and provides asset management services for the Pension Plan. Mellon Investor Services LLC serves as our transfer agent and registrar, as well as the agent under our stockholders rights plan. Notwithstanding these relationships, our Board of Directors has determined that Mr. Cahouet is “independent,” within the meaning of the rules of the New York Stock Exchange, and able to serve on the Audit Committee of the Board of Directors.
      Korn/ Ferry International. Korn/ Ferry International provided recruiting services for us and our subsidiaries until April 2005 when the relationship was terminated to avoid the appearance of a conflict of interest. Mr. Cahouet, a director, is also a director of Korn/ Ferry International, and his son is a member of its management, but not an executive officer. Notwithstanding this prior relationship, our Board of Directors has determined that Mr. Cahouet is “independent,” within the meaning of the rules of the New York Stock Exchange, and able to serve on the Audit Committee of the Board of Directors.
      Science Applications International Corporation (“SAIC”). In 2005, SAIC purchased approximately $560,000 of products and services from Teledyne Brown Engineering, Inc., a wholly-owned subsidiary (“TBE”). In addition, TBE purchased approximately $3,950,000 in products and services from SAIC. TBE also has a licensing agreement with SAIC for use of SAIC’s MTTCS technology which provides for certain minimum royalty payments starting in 2006 if: i) TBE decides to maintain exclusivity; ii) certain minimum sales are not made; and iii) the parties do not agree these minimum sales were not made based on market conditions outside TBE’s control. These arms-length negotiated transactions constitute less than 1% of the annual revenues of either Teledyne or SAIC. Our new director, Mr. Dahlberg, is the Chairman of the Board, President and Chief Executive Officer of SAIC. Notwithstanding these relationships, and given the fact that Mr. Dahlberg owns less than 1% of the capital stock of SAIC, our Board of Directors has determined that Mr. Dahlberg is “independent,” within the meaning of the rules of the New York Stock Exchange, and able to serve on both the Audit Committee and the Personnel and Compensation Committee of the Board of Directors.

CUMULATIVE TOTAL STOCKHOLDER RETURN
       The graph set forth below shows the cumulative total stockholder return (i.e., price change plus reinvestment of dividends) on our common stock from our fiscal year end December 31, 2000 through our fiscal year end January 1, 2006, as compared to the Standard & Poor’s 500 Composite Index, the Russell 2000 Index and the Dow Jones World Aerospace & Defense Index.
      The graph assumes that $100 was invested on December 31, 2000.
      In accordance with the rules of the Securities and Exchange Commission, this presentation is not incorporated by reference into any of our registration statements under the Securities Act of 1933.

OTHER INFORMATION
Annual Report on Form 10-K
      Copies of our Annual Report on Form 10-K, without exhibits, can be obtained without charge from the Executive Vice President, General Counsel and Secretary, at Teledyne Technologies Incorporated, 12333 West Olympic Boulevard, Los Angeles, CA 90064-1021, or telephone (310) 893-1602. You also may view a copy of the Form 10-K electronically by accessing our website www.teledyne.com.
2007 Annual Meeting and Stockholder Proposals
      Under Rule 14a-8 of the Securities and Exchange Commission, proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received no later than November 8, 2006 for inclusion in the proxy statement and proxy card for that meeting. In addition, our Restated Certificate of Incorporation provides that in order for nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting which, in the case of the 2007 Annual Meeting of Stockholders, would be no earlier than January 25, 2007 and no later than February 9, 2007. If, however, the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Certificate of Incorporation also requires that such notice contain certain additional information. Copies of the Restated Certificate of Incorporation can be obtained without charge from the Executive Vice President, General Counsel and Secretary.
Proxy Solicitation
      We pay the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.
      We have engaged Mellon Investor Services LLC to help solicit proxies at a cost of $5,500. Our employees may solicit proxies for no additional compensation.
Householding of Proxy Material
      The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 12333 West Olympic Boulevard, Los Angeles, CA 90064-1021. Any stockholder who currently receives multiple copies of the proxy statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.
Electronic Access to Proxy Materials and Annual Report
      Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.
      Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.teledyne.com) should provide their valid email addresses to our transfer agent, Mellon Investor Services LLC, at the agent’s website www.melloninvestor.com/isd. If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet. Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.
      If you enroll to view our future annual report and proxy statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.melloninvestor.com/isd and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.
      If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to John T. Kuelbs, Executive Vice President, General Counsel and Secretary, Teledyne Technologies Incorporated, 12333 West Olympic Boulevard, Los Angeles, California 90064-1021.
By Order of the Board of Directors,
John T. Kuelbs
Executive Vice President, General Counsel
and Secretary
March 9, 2006

ANNEX A
AUDIT COMMITTEE CHARTER
(As amended and restated on December 14, 2005)
       The Board of Directors (the “Board”) of Teledyne Technologies Incorporated (the “Corporation”) shall appoint the Audit Committee (the “Audit Committee”), which should be constituted and have the purposes, responsibilities and authority as described herein.
Composition
      The Audit Committee shall meet the size, independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission, as may be in effect from time to time, and the Board shall make any necessary determinations regarding compliance with those requirements. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee, and may be replaced by the Board. The Audit Committee shall designate one member as its Chair and may form and delegate authority to subcommittees of one or more members of the Audit Committee.
Purpose and Responsibilities
      The Audit Committee’s primary purpose shall be to (a) assist the Board’s oversight of (i) the integrity of the financial statements of the Corporation, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and the independence of the Corporation’s independent auditor and (iv) the performance of the Corporation’s internal audit function and independent auditor; and (b) prepare the report required by the Securities and Exchange Commission’s proxy rules to be included in the Corporation’s annual proxy statement.
      The Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of the Corporation’s independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Audit Committee. The independent auditor is accountable to the Board and the Audit Committee, as representatives of the Corporation’s stockholders.
      In carrying out its responsibility, the Audit Committee shall undertake the following activities:

1.	Retain and approve the terms of the engagement and fees to be paid to the independent auditor.

2.	Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, terminate and replace the independent auditor.

3.	Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor, and consider whether the outside auditor’s provision of non-audit services to the Corporation is compatible with maintaining the independence of the outside auditor.

4.	Access the auditor’s independence by ensuring that the independent auditor prepares and delivers periodic reports delineating all relationships between the independent auditor and the Corporation. An annual written report shall be consistent with Independence Standards Board Standard No. 1 regarding the auditor’s independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if determined by the Audit Committee, take appropriate action to ensure the independence of the auditor.

5.	At least annually obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues.

6.	Meet with the independent auditor prior to the audit to review the planning and scope of the audit.

7.	Discuss with management and the independent auditor the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner.

8.	Establish hiring policies for employees or former employees of the independent auditor.

9.	Review with the independent auditor any problems or difficulties the auditor may have encountered and management’s response. Such review should also include:

(a)	Any restrictions on the scope of activities or access to requested information.

(b)	Any significant disagreements with management.

(c)	Any changes required in the planned scope of the internal audit.

(d)	Responsibilities, budget and staffing of the Corporation’s internal audit function.

10.	Obtain from the independent auditor in connection with any audit a timely report relating to the Corporation’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

11.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

12.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has been adhered to.

13.	Discuss with management and the independent auditor the Corporation’s annual audited financial statements and the report thereon and quarterly unaudited financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the publication of such statements.

14.	Discuss with management the earnings press releases (including the type and presentation of information), as well as financial information and earnings guidance provided to analysts and rating agencies.

15.	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes to the Corporation’s selection or application of auditing or accounting principles and practices as suggested by the independent auditor, internal auditors or management.

16.	Review with management and the independent auditor the adequacy of the Corporation’s internal controls, any significant deficiencies in the design or operation of internal controls that could adversely affect the Corporation’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls, and any actions or special audit steps in light thereof.

17.	Meet at least quarterly with the senior internal auditing executive to discuss internal audits and findings and management’s response. The senior internal auditing executive shall directly (and separately) report to each of the Chair of the Audit Committee and the Chief Executive Officer of the Corporation. The primary purpose of this dual reporting structure is to assure that Chair of the Audit Committee has direct access to internal audit-related information concerning the Corporation. It reflects the directive that the Corporation’s internal auditing department, through the senior internal auditing executive, has responsibility to assure that important audit-related issues are brought to the attention of the Chair of the Audit Committee and ultimately the Audit Committee. The Committee, together with the Chief Executive Officer, shall annually evaluate the performance of the senior internal auditing executive.

18.	Meet periodically with management to discuss the Corporation’s major financial risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management.

19.	Review with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, the Corporation’s compliance policies and any material notices to or reports or inquiries received from regulators or governmental agencies.

20.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

22.	Review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the attorney professional rules of the Securities and Exchange Commission (17 C.F.R. Part 205) or otherwise.

23.	Prepare the required written confirmation to the New York Stock Exchange at least once a year or upon any changes to the composition of the Audit Committee.

24.	Review and reassess the adequacy of this Charter annually and submit any recommended changes to the Board for approval.

25.	Perform an annual evaluation of the Audit Committee’s performance in the manner recommended by the Nominating and Governance Committee and review such evaluation with the Board.

      The Audit Committee shall meet as often as it deems necessary to carry out its duties, but not less than quarterly, and shall make a report to the Board following each meeting. The Audit Committee should meet separately periodically with management, the internal auditors and the independent auditor to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.
      The Audit Committee shall have the authority to retain advice and assistance from outside legal, accounting or other advisors as it deems necessary to carry out it duties and responsibilities. The Audit Committee shall determinate what appropriate funding shall be provided by the Corporation for payment of compensation to the outside legal, accounting other advisors employed by the Audit Committee, as well as for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties. The Audit Committee may request such advisors and any officer or employee of the Corporation, as well as the independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.
      While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee or its members to plan or conduct “field work” or other types of auditing or accounting reviews or procedures or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Management and the internal audit department are also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, performing the function of auditors or accountants.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please mark here for address change or comments SEE REVERSE SIDE	☐

		FOR	WITHHOLD
FOR ALL
ITEM 1.	ELECTION OF 2 CLASS I DIRECTORS	☐	☐

Nominees:
01 Simon M. Lorne
02 Paul D. Miller

Withheld for the nominees you list below: (Write that nominee’s name in the space below.)

WILL
		FOR	AGAINST	ABSTAIN		ATTEND
ITEM 2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature if held jointly	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

• FOLD AND DETACH HERE •

Vote by Internet or Telephone or Mail
24 hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/tdy
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR

Telephone 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.proxyvoting.com/tdy

TELEDYNE TECHNOLOGIES INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2006

     The undersigned hereby appoints Dale A. Schnittjer, John T. Kuelbs and Melanie S. Cibik and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 26, 2006, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows:

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

• FOLD AND DETACH HERE •

You can now access your Teledyne account online.

Access your Teledyne stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Teledyne, now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View book-entry information
• View certificate history	• Make address changes

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please mark here for address change or comments SEE REVERSE SIDE	☐

		FOR	WITHHOLD
FOR ALL
ITEM 1.	ELECTION OF 2 CLASS I DIRECTORS	☐	☐

Nominees:
01 Simon M. Lorne
02 Paul D. Miller

Withheld for the nominees you list below: (Write that nominee’s name in the space below.)

WILL
		FOR	AGAINST	ABSTAIN		ATTEND
ITEM 2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Signature	Signature if held jointly	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

• FOLD AND DETACH HERE •

Vote by Internet or Telephone or Mail
24 hours a Day, 7 Days a Week

For Plan shares, Internet and telephone voting is available through 11:59 PM Eastern Time on April 21, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/ tdy-401k
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR

Telephone 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.proxyvoting.com/tdy-401k

TELEDYNE TECHNOLOGIES INCORPORATED
VOTING INSTRUCTION CARD FOR 2006 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEDYNE TECHNOLOGIES INCORPORATED

TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

     The undersigned hereby directs the Trustee of the above Plan to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plan, at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated on April 26, 2006, and at any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before the meeting.

PLAN PARTICIPANTS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. ALTERNATIVELY, PARTICIPANTS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOU WISH TO USE THIS CARD TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

• FOLD AND DETACH HERE •

12333 West Olympic Blvd.
Los Angeles, California 90064

TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Teledyne Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, by Internet or by completing, signing and returning the voting instruction card (above). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by April 21, 2006. If the Trustee does not receive your instructions by April 21, 2006, your shares will not be voted.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares.